SCHEDULE 11

NOTIFICATION OF INTERESTS OF DIRECTORS AND CONNECTED PERSONS

1) Name of company

Cambridge Antibody Technology

2) Name of director

John Aston

3) Please state whether notification indicates that it is in respect of holding of the shareholder named in 2 above or in respect of a non-beneficial interest or in the case of an individual holder if it is a holding of that person’s spouse or children under the age of 18 or in respect of a non-beneficial interest

As in 2 above

4) Name of the registered holder(s) and, if more than one holder, the number of shares held by each of them (if notified)

Greenwood Nominees CREST Account

5) Please state whether notification relates to a person(s) connected with the Director named in 2 above and identify the connected person(s)

As in 2 above

6) Please state the nature of the transaction. For PEP transactions please indicate whether general/single co PEP and if discretionary/non discretionary

Sale and Purchase of shares following exercise of Options

7) Number of shares/amount of stock acquired

9,000

8) Percentage of issued class

0.0218%

9) Number of shares/amount of stock disposed

4,912

10) Percentage of issued class

0.0119%

11) Class of security

Ordinary 10 pence shares

12) Price per share

GBP6.13

13) Date of transaction

13 December 2004

14) Date company informed

13 December 2004

15) Total holding following this notification

43,088

16) Total percentage holding of issued class following this notification

0.104%

If a director has been granted options by the company please complete the following boxes

17) Date of grant

18) Period during which or date on which exercisable

19) Total amount paid (if any) for grant of the option

20) Description of shares or debentures involved: class, number

21) Exercise price (if fixed at time of grant) or indication that price is to be fixed at time of exercise

22) Total number of shares or debentures over which options held following this notification

23) Any additional information

The option which was exercised was due to irrevocably lapse on 19 December 2004 if it had not been exercised prior to that date.

24) Name of contact and telephone number for queries

Justin Hoskins, 01223 898589

25) Name and signature of authorised company official responsible for making this notification

Diane Mellett, Company Secretary

Date of Notification. 14 December 2004

SCHEDULE 11

NOTIFICATION OF INTERESTS OF DIRECTORS AND CONNECTED PERSONS

1) Name of company

Cambridge Antibody Technology

2) Name of director David Glover

3) Please state whether notification indicates that it is in respect of holding of the shareholder named in 2 above or in respect of a non-beneficial interest or in the case of an individual holder if it is a holding of that person’s spouse or children under the age of 18 or in respect of a non-beneficial interest

As in 2 above

4) Name of the registered holder(s) and, if more than one holder, the number of shares held by each of them (if notified)

Greenwood	Nominees CREST Account in joint holding with spouse

5) Please state whether notification relates to a person(s) connected with the Director named in 2 above and identify the connected person(s)

As in 2 above

6) Please state the nature of the transaction. For PEP transactions please indicate whether general/single co PEP and if discretionary/non discretionary

Purchase of shares following exercise of Options

7) Number of shares/amount of stock acquired

15,000

8) Percentage of issued class 0.0363%

9) Number of shares/amount of stock disposed

Nil

10) Percentage of issued class

Nil

11) Class of security

Ordinary 10 pence shares

12) Price per share

GBP6.13

13) Date of transaction

13 December 2004

14) Date company informed

13 December 2004

15) Total holding following this notification

28,730

16) Total percentage holding of issued class following this notification

0.0697%

If a director has been granted options by the company please complete the following boxes

17) Date of grant

18) Period during which or date on which exercisable

19) Total amount paid (if any) for grant of the option

20) Description of shares or debentures involved: class, number

21) Exercise price (if fixed at time of grant) or indication that price is to be fixed at time of exercise

22) Total number of shares or debentures over which options held following this notification

23) Any additional information

The	option which was exercised was due to irrevocably lapse on 19 December 2004 if it had not been exercised prior to that date.

24) Name of contact and telephone number for queries

Justin Hoskins, 01223 898589

25) Name and signature of authorised company official responsible for making this notification

Diane Mellett, Company Secretary

Date of Notification. 14 December 2004